                                                                       EXHIBIT 1
                                                                       ---------

________________________________________________________________________________

                              JO-ANN STORES, INC.


                                      and


           NATIONAL CITY BANK, NATIONAL ASSOCIATION, as Rights Agent


                             AMENDED AND RESTATED

                               RIGHTS AGREEMENT


                                  Dated as of


                               October 31, 2000

________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
Section 1.    Certain Definitions..........................................................................       1

Section 2.    Appointment of Rights Agent..................................................................       4

Section 3.    Issue of Right Certificates..................................................................       4

Section 4.    Form of Right Certificates...................................................................       5

Section 5.    Countersignature and Registration............................................................       6

Section 6.    Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed,
              Lost or Stolen Right Certificates............................................................       6

Section 7.    Exercise of Rights; Purchase Price; Expiration Date of Rights; Null and Void Rights..........       7

Section 8.    Cancellation and Destruction of Right Certificates...........................................       9

Section 9.    Reservation and Availability of Class A Common Shares........................................       9

Section 10.   Class A Common Share Certificate Date........................................................      10

Section 11.   Adjustment of Purchase Price, Exercise Price, Number and Type of Shares or Number of Rights..      10

Section 12.   Certificates of Adjusted Purchase Price, Exercise Price or Number of Shares..................      15

Section 13.   Fractional Rights and Fractional Shares......................................................      15

Section 14.   Rights of Action.............................................................................      17

Section 15.   Agreement of Right Holders...................................................................      17

Section 16.   Right Certificate Holder Not Deemed a Shareholder............................................      18

Section 17.   Concerning the Rights Agent..................................................................      18

Section 18.   Merger or Consolidation or Change of Name of Rights Agent....................................      18

Section 19.   Duties of Rights Agent.......................................................................      19

Section 20.   Change of Rights Agent.......................................................................      21

Section 21.   Issuance of New Right Certificates...........................................................      21

Section 22.   Redemption...................................................................................      22

Section 23.   Notice of Certain Events.....................................................................      22

Section 24.   Notices......................................................................................      23

Section 25.   Supplements and Amendments...................................................................      23

Section 26.   Successors................................................................................      24

Section 27.   Determination and Actions by the Board of Directors, etc..................................      24

Section 28.   Benefits of this Agreement................................................................      24

Section 29.   Severability..............................................................................      24

Section 30.   Governing Law.............................................................................      24

Section 31.   Counterparts..............................................................................      25

Section 32.   Descriptive Headings......................................................................      25


Index of Defined Terms..................................................................................      27

Exhibit A  -  Form of Right Certificate.................................................................     A-1

Exhibit B  -  Summary of Rights to Purchase Class A Common Shares.......................................     B-1

                             AMENDED AND RESTATED
                               RIGHTS AGREEMENT


          This AMENDED AND RESTATED RIGHTS AGREEMENT (this "Agreement"), dated as of October 31, 2000, is made and entered into by and between Jo-Ann Stores, Inc., an Ohio corporation (the "Company"), and National City Bank, National Association, as Rights Agent (the "Rights Agent").

          One right (a "Right") has been distributed with respect to each Class A Common Share (as hereinafter defined) outstanding on October 31, 2000, and the Board of Directors of the Company has authorized the issuance of one Right in respect of (1) each Class A Common Share issued after October 31, 2000, and the earlier of the Shares Acquisition Date or the Expiration Date (as such terms are hereinafter defined), (2) each Class B Common Share (as hereinafter defined) outstanding on December 29, 2000, and (3) each Class B Common Share issued between December 29, 2000, and the earlier of the Shares Acquisition Date or the Expiration Date, including in each case Common Shares that are treasury shares and subsequently become outstanding. Each Right represents the right to purchase one Class A Common Share.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          Section 1.  Certain Definitions.  For purposes of this Agreement, the
                      --------------------
following terms have the meanings indicated:

          (a) "Acquiring Person" means any Person (as such term is hereinafter defined) that, together with all Affiliates and Associates (as such terms are hereinafter defined) of the Person, is the Beneficial Owner (as such term is hereinafter defined) of a number of Class A Common Shares that equals or exceeds 15% of the number of Class A Common Shares then outstanding, but will not include the Company, any subsidiary of the Company, any employee benefit plan or employee stock ownership plan of the Company or of any subsidiary of the Company or any person organized, appointed or established by the Company or any subsidiary of the Company for or pursuant to the terms of any such plan.

          Notwithstanding the foregoing, no Person will become an "Acquiring Person" as the result of an acquisition of Class A Common Shares by the Company that, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by the Person to 15% or more of the Class A Common Shares then outstanding; except that, if a Person becomes the Beneficial
                                ------ ----
Owner of 15% or more of the Class A Common Shares then outstanding by reason of share purchases by the Company and, after such share purchases by the Company, becomes the Beneficial Owner of any additional Class A Common Shares, then the Person will be deemed to be an "Acquiring Person". In addition, if the Board of Directors of the Company determines in good faith that a Person that would otherwise be an "Acquiring Person" has become the Beneficial Owner of 15% or more of the Class A Common Shares inadvertently, and the Person divests as promptly as practicable a sufficient number of Class A Common Shares so that the Person would no longer be an "Acquiring Person", then the Person will not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

          (b) "Affiliate" and "Associate" have the meanings given to them in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof.

          (c) "Associated Acquiring Person" means (i) any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to any Person who holds an equity interest in such Acquiring Person or with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the Board of Directors of the Company has determined is part of a plan, arrangement or understanding that has, as a primary purpose or effect, the avoidance of Section 7(e).

          (d) A Person will be deemed to be the "Beneficial Owner" of and will be deemed to "beneficially own" any securities:

               (i) that the Person, or any of the Person's Affiliates or Associates, beneficially owns, directly or indirectly;

               (ii) that the Person or any of the Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; except that, a Person will not
                                                ------ ----
     be deemed to be the "Beneficial Owner" of or to "beneficially own" (1) securities tendered pursuant to a tender offer made by the Person or any of the Person's Affiliates or Associates until such tendered securities are accepted for purchase, or (2) securities issuable upon exercise of these Rights;

               (iii) that the Person or any of the Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of, pursuant to any agreement, arrangement or understanding (whether or not in writing); except that, a Person will not be deemed to be the Beneficial
               ------ ----
     Owner of or to "beneficially own" any security under this subparagraph
     (iii) if the agreement, arrangement or understanding to vote such security
     (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (B) is not then reportable by the Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (iv) that are beneficially owned, directly or indirectly, by any other Person with which the Person or any of the Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in subparagraph (iii) of this paragraph
     (c)) or disposing of any securities of the Company.

          Notwithstanding the foregoing, (x) a Person will not be deemed to be the Beneficial Owner of, or to "beneficially own," any security if beneficial ownership arises solely as a result of the Person's status as a "clearing agency," as defined in Section 3(a)(23) of the Exchange Act, (y) a Person engaged in business as an underwriter of securities will not be deemed to be the Beneficial Owner of, or to "beneficially own," any securities acquired through the Person's participation in good faith in an underwriting syndicate pursuant to an agreement to which the Company is a party until expiration of 40 calendar days after the date on which the securities are acquired, and (z) for purposes of determining the amount of Class A Common Shares beneficially owned by any of the Family Members, (A) the Class A Common Shares beneficially owned by any one or more of the Family Members will not be deemed to be beneficially owned by any other Family member, whether individually or as part of a group, and (B) the Class A Common Shares beneficially owned by any one or more of the Family Members that, after the date of this Agreement, are transferred (whether the transfer is voluntarily or by operation of law and whether the transfer is of a direct or indirect interest in the shares) to any other Family Member will not be deemed to be beneficially owned by the other Family Member.

          (e) "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of Ohio are authorized or obligated by law or executive order to close.

          (f) "Class A Common Shares" means the Class A Common Shares, without par value, of the Company.

          (g) "Class B Common Shares" means the Class B Common Shares, without par value, of the Company.

          (h) "Close of business" on any given date means 5:00 P.M., Cleveland time, on such date; except that, if such date is not a Business Day, it will
                    ------ ----
mean 5:00 P.M., Cleveland time, on the next succeeding Business Day.

          (i) "Common Shares" means the Class A Common Shares and the Class B Common Shares.

          (j)  "Current market price" is defined in Section 11(d).

          (k)  "Exchange Act" is defined in Section 10.

          (l)  "Exercise Price" means the exercise price per share set forth in
Section 11(a)(ii).

          (m)  "Expiration Date" is defined in Section 7(a).

          (n) "Family Members" mean Martin Rosskamm, Betty Rosskamm, Justin Zimmerman, Alma Zimmerman, Steve Reich, Margrit Reich, their descendants, their spouses, and the spouses of their descendants, the executors, administrators, and custodians of any of the foregoing, and any trust for the benefit of any of the foregoing.

          (o) "Issuance" includes the issuance of authorized but unissued shares and the transfer of treasury shares. In the event the Class A Common Shares or Class B Common Shares are subdivided into a greater number of shares, the excess of the number of shares into which the Class A Common Shares or the Class B Common Shares are subdivided over the number of shares prior to the subdivision will be deemed to be "issued."

          (p)  "NASDAQ" is defined in Section 11(d).

          (q)  "Person" means any individual, firm, corporation or other entity.

          (r)  "Purchase Price" means the purchase price per share set forth in
Section 7(b).

          (s)  "Redemption Price" is defined in Section 22(a).

          (t)  "SEC" means the Securities and Exchange Commission.

          (u)  "Securities Act" is defined in Section 9(c).

          (v) "Shares Acquisition Date" means the first date of public announcement by the Company or an Acquiring Person (by press release, filing made with the SEC or otherwise) that an Acquiring Person has become such.

          (w) "Subsidiary" means any corporation or other entity of which a majority of the voting power of the voting equity securities or other equity interests is owned, directly or indirectly, by the Company.

          (x)  "Triggering Event" is defined in Section 11(a)(ii).

          Section 2.  Appointment of Rights Agent.  The Company hereby appoints
                      ---------------------------
the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. Any actions that may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such Co-Rights Agent.

          Section 3.  Issue of Right Certificates.
                      ---------------------------

          (a) Until the Shares Acquisition Date, (i) the Rights will be evidenced (subject to the provisions of Section 3(b)) by the certificates for the Common Shares registered in the names of the holders of the Common Shares (which certificates for the Common Shares will also be deemed to be Right Certificates) and not by separate Right Certificates, and (ii) the right to receive Right Certificates will be transferable only in connection with the transfer of the Common Shares. As soon as practicable after receipt of written notice from the Company that the Shares Acquisition Date has occurred, the Rights Agent will send, by first-class, insured, postage prepaid mail, at the expense of the Company, to each record holder of the Common Shares as of the close of business on the Shares Acquisition Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto, evidencing one Right for each Common Share held of record as of the close of business on the Shares Acquisition Date. As of the close of business on the Shares Acquisition Date, the Rights will be evidenced solely by such Right Certificates.

          (b) Rights will be issued in respect of all Common Shares issued (including but not limited to Common Shares that are treasury shares and subsequently become outstanding) or surrendered for transfer or exchange after October 31, 2000, in the case of Class A Common Shares, or after December 29, 2000, in the case of Class B Common Shares, but prior to the earlier of the Shares Acquisition Date or the Expiration Date. Certificates representing such Common Shares will have impressed on, printed on, written on or otherwise affixed to them the following legend:

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Rights Agreement between Jo-Ann Stores, Inc., and ____________________, as Rights Agent, dated as of October 31, 2000, as such Amended and Restated Rights Agreement may be amended from time to time thereafter, a copy of which is on file at the principal executive offices of Jo-Ann Stores, Inc. Under certain circumstances, as set forth in the Amended and Restated Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Jo-Ann Stores, Inc., will mail to the holder of this certificate a copy of the Amended and Restated Rights Agreement (as in effect on the date of mailing) without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights that are or were beneficially owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Amended and Restated Rights Agreement) and any subsequent holder of such Rights may become null and void.

          Until the Shares Acquisition Date, the Rights associated with the Common Shares represented by such certificates will be evidenced by such certificates alone, and the surrender for transfer of any of such certificates will also constitute the surrender for transfer of the Rights associated with the Common Shares represented by such certificate.

          Section 4.  Form of Right Certificates.
                      ---------------------------

          (a) The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) will be substantially the same as Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or of any association on which the Rights may from time to time be authorized for quotation, or to conform to usage. Subject to the provisions of Section 21, the Right Certificates, whenever issued, will entitle the holders thereof to purchase such number of Class A Common Shares (or, following a Triggering Event, Class A Common Shares, other securities, cash or other assets, as the case may be) as will be set forth therein at the Purchase Price (or, upon the occurrence of a Triggering Event, at the Exercise

Price), but the number of such shares, the Purchase Price and the Exercise Price will be subject to adjustment as provided herein.

          (b) Notwithstanding any other provision of this Agreement, any Right Certificate issued pursuant to Section 3 or Section 21 that represents Rights beneficially owned by an Acquiring Person or an Associated Acquiring Person, any Right Certificate issued at any time to any nominee of an Acquiring Person or an Associated Acquiring Person, and any Right Certificate issued pursuant to
Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any Right Certificate referred to in this sentence, will contain the following legend:

     The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Associated Acquiring Person (as such terms are defined in the Rights Agreement between Jo-Ann Stores, Inc., and ____________________, as Rights Agent, dated as of October 31,
     2000). Accordingly, this Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

          Section 5.  Countersignature and Registration. The Right Certificates
                      ---------------------------------
will be executed on behalf of the Company by its Chairman of the Board, President or any Vice President, either manually or by facsimile signature, and will be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates will be countersigned manually or by facsimile by the Rights Agent and will not be valid for any purpose unless so countersigned. In case any officer of the Company who has signed any of the Right Certificates ceases to hold such office of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may nevertheless be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to hold such office of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, is a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any the Person did not hold such office.

          Following the Shares Acquisition Date, the Rights Agent will keep or cause to be kept, at one of its offices in Cleveland, Ohio, books for registration and transfer of the Right Certificates. Such books will show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

          Section 6.  Transfer, Split Up, Combination and Exchange of Right
                      -----------------------------------------------------
Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.
----------------------------------------------------------------------

          (a)  Subject to the provisions of Section 4(b), Section 7(e) and
Section 13, at any time after the close of business on the Shares Acquisition Date, and at or prior to the close of business on the Expiration Date, any Right Certificate or Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Class A Common Shares (or, following a Triggering Event, a like number or amount of Class A Common Shares, other securities, cash or other assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates will make such request in writing delivered to the Rights Agent, and will surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent in Cleveland, Ohio for such purpose. Neither the Rights Agent nor the Company will be obligated to take any action with respect to the transfer of any such surrendered Right Certificate until the registered holder has completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and has provided such additional evidence of the identity of the Beneficial Owner or former Beneficial Owner, or Affiliates or Associates thereof, as the Company may reasonably request. Thereupon the Rights Agent will, subject to Section 4(b), Section 7(e) and Section 13, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

          (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of the loss, theft or destruction of a Right Certificate, of indemnity or security reasonably satisfactory to them and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and, in case of the mutilation of a Right Certificate, upon surrender to the Rights Agent and cancellation of the mutilated Right Certificate, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

          Section 7.  Exercise of Rights; Purchase Price; Expiration
                      ----------------------------------------------
Date of Rights; Null and Void Rights. Subject to Section 7(e), the registered
-------------------------------------
holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Shares Acquisition Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at its principal office in Cleveland, Ohio, together with payment of the aggregate Purchase Price with respect to the total number of Class A Common Shares (or the aggregate Exercise Price with respect to the total number of Class A Common Shares or other securities, cash or other assets, as the case may
be) as to which such surrendered Rights are then exercised, at or prior to the close of business on October 31, 2010 (the "Expiration Date").

          (b) Each Right will, as of the date of this Amended and Restated Rights Agreement, represent the right to purchase one Class A Common Share, subject to adjustment as provided in Section 11. The Purchase Price for each Class A Common Share pursuant to the exercise of a Right will, as of the date of this Amended and Restated Rights Agreement, be $60.00, subject to further adjustment from time to time as provided in Section 11, and will be payable in lawful money of the United States of America in accordance with Section 7(c).

          (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase Price for the Class A Common Shares (or the Exercise Price for the Class A Common Shares, other securities, cash or assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent will, subject to Section 19(k), promptly (i) requisition from any transfer agent of the Class A Common Shares certificates for the total number of Class A Common Shares to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requisitions, (ii) if the Company has elected to deposit the total number of Class A Common Shares issuable upon exercise of the Rights with a depositary agent, requisition from the depositary agent depositary receipts representing such number of Class A Common Shares as are to be purchased (in which case certificates for the Class A Common Shares represented by such receipts will be deposited by the transfer agent with the depositary agent), and the Company will direct the depositary agent to comply with all such requisitions, (iii) when applicable, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 13, (iv) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (v) when applicable, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue securities, pay cash or distribute assets pursuant to Section 11(a)(iii) or Section 13, the Company will make all arrangements necessary so that such securities, cash, and assets are available for issuance, payment, or distribution by the Rights Agent, as and when appropriate.

          (d) In case the registered holder of any Right Certificate exercises less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised will be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 13.

          (e) Notwithstanding anything in this Agreement to the contrary, any Rights that are or were at any time beneficially owned by an Acquiring Person or an Associated Acquiring Person, will become null and void upon the occurrence of a Triggering Event and no holder of such Rights will have any right with respect to such Rights under any provision of this Agreement from and after the occurrence of the Triggering Event. The Company will use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) are complied with, but will have no liability to any holder of Right Certificates or other Person as a result of its failure properly to make any determinations with respect to an Acquiring Person, an Associated Acquiring Person or their transferees or nominees hereunder.

          (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company will be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder has (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company may reasonably request.

          Section 8.  Cancellation and Destruction of Right Certificates. All
                      --------------------------------------------------
Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange will, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form or, if surrendered to the Rights Agent, will be cancelled by it, and no Right Certificates will be issued in lieu thereof except as expressly permitted by the provisions of this Agreement. The Company will deliver to the Rights Agent for cancellation and retirement, and the Rights Agent will cancel and retire, any Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent will deliver all cancelled Right Certificates to the Company or will, at the written request of the Company, destroy such cancelled Right Certificates and, in such case, will deliver a certificate of destruction thereof to the Company.

          Section 9.  Reservation and Availability of Class A Common Shares.
                      -----------------------------------------------------

          (a) The Company will cause to be reserved and kept available out of its authorized and unissued Class A Common Shares or any authorized and issued Class A Common Shares held in its treasury, the number of Class A Common Shares that will be sufficient to permit the exercise in full of all outstanding Rights.

          (b) The Company will, as soon as practicable following a Triggering Event, cause all Class A Common Shares (or other securities, as the case may be) reserved for issuance upon exercise of the Rights to be, upon official notice of issuance, listed on the stock exchange or market on which the Class A Common Shares are then listed for trading.

          (c) The Company will, as soon as practicable following the first occurrence of a Triggering Event, (i) prepare and file a registration statement under the Securities Act of 1933 (the "Securities Act") with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, (ii) use its reasonable best efforts to cause such registration statement to become effective as soon as practicable after such filing, and (iii) use its reasonable best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the date of the expiration of the Rights. The Company will also take such actions as may be appropriate under the blue sky laws of the various states in connection with the issuance of the Rights and the securities purchasable upon exercise of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days, the exercisability of the Rights in order to prepare and file such registration statement. Upon any such suspension, the Company will issue a public announcement and notice to the Rights Agent stating that the exercisability of the Rights has been temporarily suspended, and the Company will issue a public announcement and notice to the Rights Agent at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights will not be exercisable in any jurisdiction in which any requisite registration or qualification will not have been obtained.

          (d) The Company will take all such action as may be necessary to ensure that all Class A Common Shares (or other securities, as the case may be) delivered upon exercise of

Rights will, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price or the Exercise Price, as the case may be), be duly and validly authorized and issued, fully paid and nonassessable, freely tradeable, free and clear of any liens, encumbrances or other adverse claims and not subject to any call or first refusal right.

          (e) The Company will pay when due and payable all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any Class A Common Shares (or other securities, as the case may be) upon the exercise of Rights. The Company will not, however, be required to (a) pay any transfer tax that may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or the issuance or delivery of certificates for the Class A Common Shares (or other securities, as the case may be) in a name other than that of the registered holder of the Right Certificate evidencing the Rights surrendered for exercise or (b) issue or deliver any certificates for a number of Class A Common Shares (or other securities, as the case may be) upon the exercise of any Rights until any such tax has been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

          Section 10.  Class A Common Share Certificate Date.  Each person in
                       --------------------------------------
whose name any certificate for Class A Common Shares (or other securities, as the case may be) is issued upon the exercise of Rights will for all purposes be deemed to have become the holder of record of such Class A Common Shares (or other securities, as the case may be) represented thereby on, and such certificate will be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (or the Exercise Price, as the case may be) and any applicable transfer taxes was made; except that, if the date of such surrender and payment is a date upon which the
------ ----
Class A Common Share (or other security, as the case may be) transfer books of the Company are closed, the Person will be deemed to have become the record holder thereof on, and such certificate will be dated, the next succeeding Business Day on which the Class A Common Shares (or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate will not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights are exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and will not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          Section 11.  Adjustment of Purchase Price, Exercise Price, Number and
                       --------------------------------------------------------
Type of Shares or Number of Rights.  The Purchase Price and the Exercise Price,
----------------------------------
the number of Class A Common Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a)

               (i) In the event the Company at any time after the date of this Agreement (A) declares a dividend on the Class A Common Shares payable in Class A Common Shares, (B) subdivides the outstanding Class A Common Shares, (C) combines the outstanding Class A Common Shares into a smaller number of shares, or (D) issues any shares of its capital stock in a reclassification of the Class A Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and
     Section 7(e), the Purchase Price and the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of Class A Common Shares or shares of capital stock, as the case may be, issuable on such date, will be proportionately adjusted so that the holder of any Right exercised after such time will be entitled to receive the aggregate number and kind of Class A Common Shares or shares of capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Class A Common Share transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) will be in addition to, and will be made prior to any adjustment required pursuant to
     Section 11(a)(ii).

               (ii) In the event any Person becomes an Acquiring Person (a "Triggering Event"), each holder of a Right (except as provided in Section 7(e)) will thereafter have the right to receive, upon exercise of the Right in accordance with the terms of this Agreement, one Class A Common Share for an Exercise Price of $.50 per share; the number of such Class A Common Shares and the Exercise Price will be subject to adjustment as provided in this Section 11.

               (iii) In the event that there are not enough Class A Common Shares authorized but unissued or held as treasury shares to permit the exercise in full of the Rights in accordance with paragraph (ii) above, the Company will take all such actions as may be necessary to authorize a sufficient number of additional Class A Common Shares to permit the exercise in full of the Rights and will refrain from paying dividends or making any other distributions on the Class A Common Shares or the Class B Common Shares until such additional Class A Common Shares have been authorized and made available to the holders of the Rights for issuance upon exercise of their Rights.

          (b) In case the Company fixes a record date for the issuance of rights or warrants to all holders of Class A Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Class A Common Shares at a price per Class A Common Share (or having a conversion price per share, if a security convertible into Class A Common Shares) less than the current market price (as defined in Section 11(d)) per Class A Common Share on such record date, the Purchase Price and the Exercise Price to be in effect after such record date will be determined by multiplying the Purchase Price and the Exercise Price in effect immediately prior to such record date by a fraction, of which the numerator is the number of Class A Common Shares outstanding on such record date plus the number of Class A Common Shares which the aggregate offering price of the total number of Class A Common Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and of which the denominator is the number of Class A Common Shares outstanding on such record date plus the number of additional Class A Common Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price is paid in a consideration part or all of which is in a form other than cash, the value of such consideration will be as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent. Class A Common Shares owned by or held for the account of the Company will not be deemed outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price and the Exercise Price will be adjusted to be the Purchase Price and the Exercise Price that would then be in effect if such record date had not been fixed.

          (c) In case the Company fixes a record date for the making of a distribution to all holders of Class A Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular periodic cash dividend or a dividend payable in Class A Common Shares, but including any dividend payable in stock other than Class A Common Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price and the Exercise Price to be in effect after such record date will be determined by multiplying the Purchase Price or the Exercise Price, as the case may be, in effect immediately prior to such record date by a fraction, of which the numerator is the current market price (as defined in Section 11(d)) per Class A Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Class A Common Share and of which the denominator is the current market price of one Class A Common Share. Such adjustments will be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price and the Exercise Price will be adjusted to be the Purchase Price and the Exercise Price that would then be in effect if such record date had not been fixed.

          (d) For the purpose of any computation hereunder, the "current market price" or "value" per share of the Class A Common Shares on any date of determination will be the average of the daily closing prices per share of such Class A Common Shares for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; except that, in the event
                                                     ------ ----
that the "current market price" or "value" per share of the Class A Common Shares is determined during the period following the announcement by the issuer of such Class A Common Shares of (A) a dividend or distribution on such Class A Common Shares payable in such Class A Common Shares or securities convertible into such Class A Common Shares or (B) any subdivision, combination or reclassification of such Class A Common Shares and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" or "value" will be appropriately adjusted to take into account ex-dividend trading. The closing price for each day will be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange (the "NYSE") or, if the Class A Common Shares are not listed or admitted to trading on the NYSE, as reported in the NASDAQ Stock Market ("NASDAQ") or, if the Class A Common Shares are not listed or admitted to trading on the NYSE or NASDAQ, as reported in the principal consolidated transaction reporting system on which the Class A Common Shares are listed or admitted to trading or, if the Class A Common Shares are not listed or admitted to trading on the NYSE or NASDAQ or reported by any consolidated transaction reporting system, the average of the high bid and low asked prices in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. or such other organization then reporting transactions in the over-the-counter market or, if on any such date the Class A Common Shares are not listed or admitted to trading on the NYSE or NASDAQ or reported by any consolidated transaction reporting system or other organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Class A Common Shares selected by the Board of Directors of the Company. The term "Trading Day" will mean a day on which the principal national securities exchange or market on which Class A Common Shares are listed or admitted to trading is open for the transaction of business or, if the Class A Common Shares are not listed or admitted to trading on any national securities exchange or market, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of Ohio are not authorized or obligated by law or executive order to close. If the Class A Common Shares are not publicly held or not so listed or traded, "current market price" or "value" per share will mean the value per share as determined in good faith by an independent investment banking firm selected by the Board of Directors, whose determination will be described in a statement filed with the Rights Agent and will be conclusive for all purposes.

          (e) No adjustment in the Purchase Price or the Exercise Price will be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason
                        --------  -------
of this Section 11(e) are not required to be made will be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 will be made to the nearest cent or to the nearest ten-thousandth of a Class A Common Share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 will be made no later than the earlier of (i) three years from the date of the transaction that mandates such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

          (f) If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right exercised after such adjustment becomes entitled to receive upon exercise of such Right any shares of capital stock of the Company other than Class A Common Shares, thereafter the number of, and the Purchase Price and the Exercise Price for, such other shares will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Class A Common Shares contained in Section 11(a) through (m)) inclusive, and the provisions of Section 7, Section 9, Section 10 and Section 13 with respect to the Class A Common Shares will apply on like terms to any such other shares.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price or the Exercise Price hereunder will evidence the right to purchase, at the adjusted Purchase Price or the adjusted Exercise Price, as the case may be, the number of Class A Common Shares (or other securities, as the case may be) purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company has exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price or the Exercise Price as a result of the calculations made in Section 11(b) and Section 11(c), each Right outstanding immediately prior to the making of such adjustment will thereafter evidence the right to purchase, at the adjusted Purchase Price or the adjusted Exercise Price, as the case may be, that number of Class A Common Shares (calculated to the nearest ten-thousandth) obtained by (i) multiplying
(x) the number of Class A Common Shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price or the Exercise Price, as the case may be, in effect immediately prior to such adjustment and (ii) dividing the product so obtained by the Purchase Price or the Exercise Price, as the case may be, in effect immediately after such adjustment.

          (i) The Company may elect on or after the date of any adjustment of the Purchase Price or the Exercise Price to adjust the number of Rights, in substitution for any adjustment in the number of Class A Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights will be exercisable for the number of Class A Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights will become that number of Rights (calculated to the nearest ten-thousandth), obtained by dividing the Purchase Price or the Exercise Price, as the case may be, in effect immediately prior to such adjustment by the Purchase Price or the Exercise Price, as the case may be, in effect immediately after such adjustment. The Company will make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment to be made. This record date may be the date on which the Purchase Price or the Exercise Price, as the case may be, is adjusted or any day thereafter but, if Right Certificates have been issued, will be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company will, as promptly as practicable, cause to be distributed to holders of Right Certificates on such record date Right Certificates evidencing, subject to Section 13, the additional Rights to which such holders will be entitled as a result of such adjustment or, at the option of the Company, will cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Right Certificates evidencing all the Rights to which such holders will be entitled after such adjustment. Right Certificates so to be distributed will be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price or the adjusted Exercise Price) and will be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

          (j) Notwithstanding any adjustment or change in the Purchase Price, the Exercise Price or the number of Class A Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the

Purchase Price, the Exercise Price and the number of Class A Common Shares that were expressed in the initial Right Certificates.

          (k) Before taking any action that would cause an adjustment reducing the Purchase Price or the Exercise Price below the stated capital, if any, of a Class A Common Share issuable upon exercise of the Rights, the Company will take any corporate action that may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Class A Common Shares at such adjusted Purchase Price and or at such adjusted Exercise Price, as the case may be.

          (l) In any case in which this Section 11(i) requires that an adjustment in the Purchase Price or the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the number of Class A Common Shares issuable upon such exercise over and above the number of Class A Common Shares issuable upon such exercise on the basis of the Purchase Price or the Exercise Price in effect prior to such adjustment; provided, however, that the Company will deliver to such holder a
            --------  -------
due bill or other appropriate instrument evidencing such holder's right to receive such additional Class A Common Shares upon the occurrence of the event requiring such adjustment.

          (m) Anything in this Section 11(i) to the contrary notwithstanding, the Company will be entitled to make such reduction in the Purchase Price or the Exercise Price, in addition to those adjustments expressly required by this
Section 11(i), as and to the extent that it in its sole discretion determines to be advisable in order that any consolidation or subdivision of Class A Common Shares, issuance wholly for cash of any Class A Common Shares at less than the current market price, issuance wholly for cash of securities that by their terms are convertible into or exchangeable for Class A Common Shares, stock dividends or issuance of rights, options or warrants referred to in this Section 11(i), hereafter made by the Company to holders of its Class A Common Shares will not be taxable to such holders.

          Section 12.  Certificates of Adjusted Purchase Price, Exercise Price
                       -------------------------------------------------------
or Number of Shares. Whenever an adjustment is made as provided in Section
-------------------
11(i), the Company will (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Shares Acquisition Date, to each holder of a certificate representing Common Shares) in accordance with Section 24. The Rights Agent will be fully protected in relying on any such certificate and on any adjustment therein contained, will not be obligated or responsible for calculating any adjustment and will not be deemed to have knowledge of such adjustment unless and until it has received such certificate.

          Section 13.  Fractional Rights and Fractional Shares.
                       ----------------------------------------

          (a) The Company will not be required to issue fractions of Rights or to distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, the Company will pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 13(a), the current market value of a whole Right will be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for each day will be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange (the "NYSE") or, if the Rights are not listed or admitted to trading on the NYSE, as reported in NASDAQ or, if the Rights are not listed or admitted to trading on the NYSE or NASDAQ, as reported in the principal consolidated transaction reporting system on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on the NYSE or NASDAQ or reported by any consolidated transaction reporting system, the average of the high bid and low asked prices in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. or such other organization then reporting transactions in the over-the-counter market or, if on any such date the Rights are not listed or admitted to trading on the NYSE or NASDAQ or reported by any consolidated transaction reporting system or other organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company.

          (b) The Company will not be required to issue fractions of Class A Common Shares upon exercise of the Rights or to distribute certificates that evidence fractional shares. In lieu of fractional Class A Common Shares, the Company may pay to the registered holders of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Class A Common Share. For purposes of this Section 13(b), the current market value of one Class A Common Share will be the closing price of a Class A Common Share (as determined pursuant to Section 11(d)) for the Trading Day immediately prior to the date of such exercise.

          (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right.

          Section 14.  Rights of Action. All rights of action in respect of this
                       -----------------
Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Shares Acquisition Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Shares Acquisition Date, of any Common Share), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Shares Acquisition Date, of the Common Shares), may, in the holder's own behalf and for the holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, the holder's right to exercise the Rights evidenced by such Right Certificate. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

          Section 15.  Agreement of Right Holders. Every holder of a Right by
                       ---------------------------
accepting such Right consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Shares Acquisition Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

          (b) after the Shares Acquisition Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent in Cleveland, Ohio, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed; and

          (c) subject to Section 6, Section 7(e) and Section 7(f), the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Shares Acquisition Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes, and neither the Company nor the Rights Agent will be affected by any notice to the contrary.

          Section 16.  Right Certificate Holder Not Deemed a Shareholder. No
                       -------------------------------------------------
holder, as such, of a Right Certificate will be entitled to vote, receive dividends or be deemed for any purpose to be the holder of the number of Class A Common Shares that may at any time be issuable on the exercise of the Rights represented thereby, nor will anything contained herein or in any Right Certificate give to any holder, as such, of a Right Certificate any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section
23), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate have been exercised in accordance with the provisions of this Agreement.

          Section 17.  Concerning the Rights Agent.
                       ----------------------------

          (a) The Company will pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time on demand of the Rights Agent, to reimburse it for or pay its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent as a result of anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Agreement, including without limitation the costs and expenses of defending against any claim of liability in connection therewith. The costs and expenses of enforcing this right of indemnification will also be paid by the Company. The indemnification provided for hereunder will survive the expiration of the Rights and the termination of this Agreement.

          (b) The Rights Agent may conclusively rely upon and will be protected and will incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Shares or other securities, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other document believed by it in good faith to be genuine and to be signed, executed and, where necessary, verified or acknowledged by the proper person or persons.

          (c) Notwithstanding anything in this Agreement to the contrary, in no event will the Rights Agent be liable for special, indirect or consequential loss or damage of any kind (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

          Section 18.  Merger or Consolidation or Change of Name of Rights
                       ---------------------------------------------------
Agent.
-----

          (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent will be a party, or any corporation, succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto, provided that such corporation is for appointment as a successor Rights Agent under the provisions of Section 20. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Right Certificates has been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor so countersigned; in case at that time any of the Right Certificates have not been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases, such Right Certificates will have the full force provided in the Right Certificates and in this Agreement.

          (b) In case at any time the name of the Rights Agent is changed and at such time any of the Right Certificates has been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; in case at that time any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases, such Right Certificates will have the full force provided in the Right Certificates and in this Agreement.

          Section 19.  Duties of Rights Agent. The Rights Agent undertakes the
                       -----------------------
duties and obligations imposed by this Agreement upon the following terms and conditions, and no implied duties or obligations will be read into this Agreement against the Rights Agent, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, will be bound:

          (a) Before the Rights Agent acts or refrains from acting, the Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof is specifically prescribed in this Agreement) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent will be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

          (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify such statements or recitals, but all such statements and recitals are and will be deemed to have been made by the Company only.

          (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof and as provided in Section 17); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor will it be responsible for any adjustment required under the provisions of Section 11 or the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Class A Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Class A Common Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it will not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

          (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein will preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

          (j) No provision of this Agreement will require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there will be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          (k) The Rights Agent will not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement or the designation of any Person as an Acquiring Person, Associated Acquiring Person, Affiliate or Associate) under this Agreement unless and until the Rights Agent is specifically notified in writing by the Company of such fact, event or determination.

          (l) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent will not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

          Section 20.  Change of Rights Agent. The Rights Agent or any successor
                       ----------------------
Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days notice in writing mailed by registered or certified mail to the Company and to each transfer agent of the Common Shares; if the resignation occurs after a Triggering Event, notice in writing will, at the expense of the Company, also be sent by first class mail to the holders of the Right Certificates. The Rights Agent or any successor Rights Agent that the Company may appoint may, prior to a Triggering Event, be removed by the Company and be discharged from its duties under this Agreement upon 30 days notice in writing mailed by registered or certified mail to the Rights Agent and to each transfer agent of the Common Shares. If the Rights Agent resigns or is removed by the Company or otherwise becomes incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who will, with such notice, submit his Right Certificate for inspection by the Company) or after it has given notice of such removal, then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a successor Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, will be a corporation organized and doing business under the law of the United States or of any other state of the United States, in good standing, that is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority or that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent will deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares. Failure to give any notice provided for in this Section 20 or any defect therein, however, will not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          Section 21.  Issuance of New Right Certificates. Notwithstanding any
                       ----------------------------------
of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of

Directors to reflect any adjustment or change in the Purchase Price or the Exercise Price per share and the number, kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

          Section 22.  Redemption.
                       ----------

          (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of the Shares Acquisition Date or the Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.005 per Right, appropriately further adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the "Redemption Price").

          (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights will be to receive the Redemption Price. Within ten calendar days after the action of the Board of Directors ordering the redemption of the Rights, the Company will give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Shares Acquisition Date, on the registry books of the transfer agent for the Common Shares. Any notice that is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any of the Rights at any time in any manner other than that specifically set forth in this Section 22 or in connection with the repurchase of Common Shares prior to the Shares Acquisition Date.

          Section 23.  Notice of Certain Events. In case the Company proposes at
                       ------------------------
any time following the Shares Acquisition Date to (a) pay any dividend payable in stock of any class to the holders of Class A Common Shares or make any other distribution to the holders of Class A Common Shares (other than dividends payable in Class A Shares and regular cash dividends), (b) offer to the holders of Class A Common Shares rights or warrants to subscribe for or to purchase any additional Class A Common Shares or shares of stock of any class or any other securities, rights or options, (c) effect any reclassification of its Common Shares, (d) effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (e) effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company will give to the Rights Agent and to each holder of a Right, in accordance with Section 24, a notice of such proposed action, which will specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Class A Common Shares, if any such date is to be fixed, and such notice will be so given, in the case of any action described in clause (a) or (b) above, at least twenty days prior to the record date for determining holders of the Class A Common Shares for purposes of such action and, in the case of any such other action, at least twenty days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Class A Common Shares, whichever will be the earlier.

          In case of any Triggering Event, then the Company will as soon as practicable thereafter give to the Rights Agent and to each holder of a Right, in accordance with Section 24, a notice of the occurrence of such Triggering Event, which will specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii).

          Section 24.  Notices. Notices or demands authorized by this Agreement
                       -------
to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company will be sufficiently given or made if personally delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

     Jo-Ann Stores, Inc.
     5555 Darrow Road
     Hudson, Ohio 44236
     Attention:  President

Subject to the provisions of Section 20, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent will be sufficiently given or made if personally delivered or sent by registered or certified mail and will be deemed given upon receipt, addressed (until another address is filed in writing with the Company) as follows:

     National City Bank
     1900 East 9/th/ Street
     Cleveland, Ohio  44114
     Attention: Corporate Trust Administration

          Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Right Certificate will be sufficiently given or made if personally delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

          Section 25.  Supplements and Amendments. The Company may from time to
                       --------------------------
time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to (i) cure any ambiguity, (ii) correct or supplement any provision contain herein which may be defective or inconsistent with any other provision herein, or (iii) prior to the Shares Acquisition Date, change or supplement the provisions hereunder that the Company may deem necessary or desirable and not adverse to the interests of the holders of Common Shares. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 25, the Rights Agent will execute such supplement or amendment unless the Rights Agent determines in good faith that such supplement or amendment would adversely affect its interests under this Agreement. Prior to the Shares Acquisition Date, the interests of the holders of Rights will be deemed coincident with the interests of the holders of Common Shares. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights and duties of the Rights Agent under this agreement will be effective against the Rights Agent without the execution of such supplement or amendment by the Rights Agent.

          Section 26.  Successors. All the covenants and provisions of this
                       ----------
Agreement by or for the benefit of the Company or the Rights Agent will bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 27.  Determination and Actions by the Board of Directors, etc.
                       --------------------------------------------------------
For all purposes of this Agreement, any calculation of the number of Class A Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Class A Common Shares of which any Person is the Beneficial Owner, will be made in accordance with the provisions of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company will have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend or supplement this Agreement). All such actions, calculations, interpretations and determinations (including, for the purpose of clause (ii) below, all omissions with respect to the foregoing) that are done or made by the Board in good faith, will (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Right Certificates and all other parties, and (ii) not subject the Board to any liability to any holder of any Right Certificate.

          Section 28.  Benefits of this Agreement. Nothing in this Agreement
                       --------------------------
will be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Shares Acquisition Date, the registered holders of the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement will be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Shares Acquisition Date, the registered holders of the Common Shares).

          Section 29.  Severability. If any term, provision, covenant or
                       ------------
restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated

          Section 30.  Governing Law. This Agreement and each Right Certificate
                       -------------
will be deemed to be a contract made under the laws of the State of Ohio and for all purposes will be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

          Section 31.  Counterparts. This Agreement may be executed in any
                       ------------
number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.

          Section 32.  Descriptive Headings. Descriptive headings of the
                       --------------------
Sections of this Agreement are inserted for convenience only and will not control or affect the meaning or construction of any of the provisions hereof.

                           [signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.


JO-ANN STORES, INC.                     Attest:


By:_____________________________        By:_____________________________
Name:___________________________        Name:___________________________
Title:__________________________        Title:__________________________


[RIGHTS AGENT]                          Attest:


By:_____________________________        By:_____________________________
Name:___________________________        Name:___________________________
Title:__________________________        Title:__________________________

                            INDEX OF DEFINED TERMS

                                                                        Page
                                                                        ----
     Acquiring Person...................................................   1
     Affiliate..........................................................   2
     Agreement..........................................................   1
     Associate..........................................................   2
     Associated Acquiring Person........................................   2
     Beneficial Owner...................................................   2
     beneficially own...................................................   2
     Business Day.......................................................   3
     Class A Common Shares..............................................   3
     Class B Common Shares..............................................   3
     Close of business..................................................   3
     Common Shares......................................................   3
     Company............................................................   1
     current market price...............................................  12
     Exchange Act.......................................................   2
     Exercise Price.....................................................   3
     Expiration Date....................................................   7
     Family Members.....................................................   3
     Issuance...........................................................   4
     NASDAQ.............................................................  13
     NYSE...............................................................  13
     Person.............................................................   4
     Purchase Price.....................................................   4
     Redemption Price...................................................  22
     Right..............................................................   1
     Rights Agent.......................................................   1
     SEC................................................................   4
     Securities Act.....................................................   9
     Shares Acquisition Date............................................   4
     Subsidiary.........................................................   4
     Trading Day........................................................  13
     Triggering Event...................................................  11

                                                                       Exhibit A

                          [FORM OF RIGHT CERTIFICATE]

Certificate No. R -                                           ___________ Rights

     NOT EXERCISABLE AFTER OCTOBER 31, 2010 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.005 PER RIGHT ON THE TERMS SET FORTH IN THE AMENDED AND RESTATED RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN ASSOCIATED ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(E) OF THE RIGHTS AGREEMENT.]/*/

                               RIGHT CERTIFICATE

          This certifies that _________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of October 31, 2000 and as amended to date (the "Rights Agreement"), between Jo-Ann Stores, Inc., an Ohio corporation (the "Company"), and ____________________, as Rights Agent (the "Rights Agent"), to purchase from the Company at any time after the Shares Acquisition Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Cleveland time, on October 31, 2010, at the principal office of the Rights Agent, or its successors as Rights Agent, in __________, ___________, one Class A Common Share of the Company (the "Class A Common Share"), at a purchase price of $60.00 per share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate, the number of Class A Common Shares that may be purchased upon exercise thereof and the Purchase Price per share set forth above are the numbers and Purchase Price as of October 31, 2000, based on the Class A Common Shares of the Company as constituted at such date.

          Upon the occurrence of a Triggering Event (as such term is defined in the Rights Agreement), each Right will entitled the holder to receive, upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed, one Class A Common Share for an Exercise Price of $.50 per share (the "Exercise Price").

          If the Rights evidenced by this Right Certificate are or at any time were beneficially owned by an Acquiring Person or an Associated Acquiring Person (as such terms are

________________________
     /*/ The portion of the legend in brackets will be inserted only if applicable.

defined in the Rights Agreement), such Rights will become null and void and no holder hereof will have any right with respect to such Rights from and after the occurrence of such Triggering Event.

          As provided in the Rights Agreement, the Purchase Price, the Exercise Price and number and kind of Class A Common Shares or other securities that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement; reference is made to the Rights Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal office of the Rights Agent in ________, ________. In addition, the Company will mail to the holder of this certificate a copy of the Rights Agreement (as in effect on the date of mailing) without charge promptly after receipt of a written request therefor.

          This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Class A Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered entitled such holder to purchase. If this Right Certificate is exercised in part, the holder will be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price of $0.005 per Right.

          The Company will not issue any fractional Class A Common Shares upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof may make a cash payment, as provided in the Rights Agreement.

          No holder of this Right Certificate will be entitled to vote or receive dividends or be deemed for any purpose the holder of the Class A Common Shares or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor will anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate have been exercised as provided in the Rights Agreement.

          This Right Certificate will not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

          WITNESS the signature (which may be by facsimile) of the proper officers of the Company. Dated as of __________________, 20___.



JO-ANN STORES, INC.                          Attest:


By:_____________________________             By:_____________________________
Name:___________________________             Name:___________________________
Title:__________________________             Title:__________________________


Countersigned:


By:_____________________________
Name:___________________________
Title:__________________________

                  [FORM OF REVERSE SIDE OF RIGHT CERTIFICATE]

                              Form of Assignment

                (To be executed by the registered holder if the
               holder desires to transfer the Right Certificate)

          FOR VALUE RECEIVED _________________________________ hereby sells, assigns and transfers unto

                 (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________________ as attorney, to transfer the Right Certificate on the books of Jo-Ann Stores, Inc., with full power of substitution.

Dated: __________________, 20___

                                   Signature


Signature Guaranteed:
                                  Certificate

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Associated Acquiring Person (as such terms are defined in the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Associated Acquiring Person.

Dated: __________________, 20___

                                 Signature


                              Notice

          The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration, enlargement or change.

              Form of Election to Purchase Class A Common Shares

                   (To be executed if the holder desires to
               exercise the Right Certificate in accordance with
                  Section 11(a)(ii) of the Rights Agreement)

To Jo-Ann Stores, Inc.:

          The undersigned hereby irrevocably elects to exercise ________________ Rights represented by this Right Certificate to purchase the Class A Common Shares issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

                        (Please print name and address)

Please insert social security
or other identifying number: ______________________________

If such number of Rights are not all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights will be registered in the name of and delivered to:

                        (Please print name and address)

Please insert social security
or other identifying number: ______________________________

Dated: __________________, 20___


                                 Signature
                                 (Signature must conform in all respects to name of the holder as specified on the face of this Right Certificate)

Signature Guaranteed:

                                  Certificate

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Associated Acquiring Person (as such terms are defined in the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Associated Acquiring Person.

Dated: ______________, 20___

                                   Signature


                               Notice

          The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the fact of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       Exhibit B

                         SUMMARY OF RIGHTS TO PURCHASE
                             CLASS A COMMON SHARES

          The Board of Directors of Jo-Ann Stores, Inc. (the "Company") has authorized the issuance of one Right for each outstanding Class A Common Share, without par value, of the Company (the "Class A Common Shares") and each Class B Common Share, without par value, of the Company (the "Class A Common Shares"; the Class A Common Shares and the Class B Common Shares are referred to together as the "Common Shares"). As of October 31, 2000, Each Right entitles the registered holder to purchase from the Company one Class A Common Share at a price of $60.00 (the "Purchase Price"), subject to adjustment. Following the Shares Acquisition Date (as hereinafter defined) and under the conditions described below, each Right entitles the registered holder (other than an Acquiring Person (as hereinafter defined) or Associated Acquiring Person) to acquire one Class A Common Share for an exercise price of $.50 per share (the "Exercise Price"). The description and terms of the Rights are set forth in an Amended and Restated Rights Agreement (the "Rights Agreement"), dated as of October 31, 2000, by and between the Company and ____________________, as Rights Agent (the "Rights Agent").

          Until there is a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Class A Common Shares then outstanding (the "Shares Acquisition Date"), the Rights will be evidenced by the certificate for such Class A Common Share.

          The Rights Agreement provides that, until the Shares Acquisition Date, the Rights will be transferred with and only with the associated Common Shares. Until the Shares Acquisition Date (or the earlier redemption or expiration of the Rights), the surrender for transfer of any certificate for Common Shares will also constitute the transfer of the Rights associated with the Common Shares represented by the certificates. As soon as practicable following the Shares Acquisition Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Shares Acquisition Date, and thereafter such separate Right Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Shares Acquisition Date. The Rights will expire at the close of business on October 31, 2010 unless earlier redeemed by the Company as described below.

          Upon the occurrence of a Triggering Event (as defined in the Rights Agreement), each holder of a Right, other than Rights that were or are beneficially owned by an Acquiring Person or an Associated Acquiring Person (which will thereafter be void), will have the right to receive, upon exercise of the Right and payment of the Exercise Price, one Class A Common Share of the Company.

          The Purchase Price and the Exercise Price, and the number of Class A Common Shares or other securities issuable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution.

          With certain exceptions, no adjustment in the Purchase Price or the Exercise Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price or the Exercise Price. No fractional shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Class A Common Shares on the last trading date prior to the date of exercise.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

          At any time prior to the Shares Acquisition Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.005 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company will make announcement thereof, and the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          The provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, to correct any defect or inconsistency or, prior to the Shares Acquisition Date, to make changes deemed to be not adverse to the interests of the holders of the Rights.

          A copy of the Rights Agreement has been, and any amendments thereto will be, filed with the Securities and Exchange Commission as an exhibit to the Company's registration of the Rights on Form 8-A. A copy of the Rights Agreement is available from the Company free of charge to any holder of Class A Common Shares of the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as it may be amended from time to time.

                                      B-2